                                                                    EXHIBIT 99.2

CHRYSLER FINANCIAL                                                                                   DISTRIBUTION DATE:    08-JAN-01
DAIMLERCHRYSLER AUTO TRUST 2000-E
MONTHLY SERVICER'S CERTIFICATE (GZ)                                                                                      PAGE 1 OF 2
------------------------------------------------------------------------------------------------------------------------------------

  Payment Determination Statement Number                                       1
  Distribution Date                                                    08-Jan-01
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
  DATES COVERED                                                     FROM AND INCLUDING             TO AND INCLUDING
  -------------                                                     ------------------             ----------------
       Collections Period                                                   07-Dec-00                     31-Dec-00
       Accrual Period                                                       21-Dec-00                     07-Jan-01
       30/360 Days                                                                 17
       Actual/360 Days                                                             18



                                                                      NUMBER OF
  COLLATERAL POOL BALANCE DATA                                         ACCOUNTS                         $ AMOUNT
  ----------------------------                                         --------                         --------
  Pool Balance - Beginning of Period                                    103,693                    2,000,011,857.76
  Collections of Installment Principal                                                                24,941,582.34
  Collections Attributable to Full Payoffs                                                             8,161,245.79
  Principal Amount of Repurchases                                                                         23,045.24
  Principal Amount of Gross Losses                                                                             0.00
                                                                                                 ------------------

  Pool Balance - End of Period                                          103,233                    1,966,885,984.39
                                                                                                 ==================



  POOL STATISTICS                                                                                    END OF PERIOD
  ---------------                                                                                  -----------------
  Initial Pool Balance (Pool Balance at the Purchase Date)                                         2,000,011,857.76
  Pool Factor (Pool Balance as a Percent of Initial Pool Balance)                                             98.34%


  Ending O/C Amount                                                                                  196,361,667.49
  Coverage Ratio (Ending Pool Balance as a Percent of Ending Securities)                                     111.09%


  Cumulative Net Losses                                                                                        0.00
  Net Loss Ratio (3 mo. Weighted Avg.)                                                                      0.00000%
  Cumulative Recovery Ratio                                                                                    0.00%
  60+ Days Delinquency Amount                                                                            201,427.88
  Delinquency Ratio (3 mo. Weighted Avg.)                                                                   0.01020%

  Weighted Average APR                                                                                        5.487%
  Weighted Average Remaining Term (months)                                                                    53.88
  Weighted Average Seasoning (months)                                                                          5.15

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

CHRYSLER FINANCIAL                                                                                  DISTRIBUTION DATE:     08-JAN-01
DAIMLERCHRYSLER AUTO TRUST 2000-E
MONTHLY SERVICER'S CERTIFICATE (GZ)                                                                                      PAGE 2 OF 2
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

  CASH SOURCES
  ------------

    Collections of Installment Principal          24,941,582.34
    Collections Attributable to Full Payoffs       8,161,245.79
    Principal Amount of Repurchases                   23,045.24         O/C RELEASE    (Prospectus pg S16)
    Recoveries on Loss Accounts                            0.00         -----------
    Collections of Interest                        6,602,334.49         Pool Balance                               1,966,885,984.39
    Investment Earnings                                    0.00         Yield Supplement O/C Amount                 (129,131,709.14)
    Reserve Account                                4,509,500.00                                                  -------------------
                                                 ---------------        Adjusted Pool Balance                      1,837,754,275.25
    TOTAL SOURCES                                 44,237,707.86
                                                 ===============
                                                                        Total Securities                           1,770,524,316.90
                                                                                                                 -------------------

                                                                        Adjusted O/C Amount                           67,229,958.35
  CASH USES
  ---------
    Servicer Fee                                   1,277,785.35         O/C Release Threshold                         73,510,171.01
    Note Interest                                  5,174,739.41
    Reserve Fund                                   4,509,500.00         O/C Release Period? (A1 Notes Matured)            No
    O/C Release to Seller                                  0.00
    Note Principal                                33,275,683.10         O/C Release                                            0.00
                                                 ---------------
    TOTAL CASH USES                               44,237,707.86
                                                 ===============


  ADMINISTRATIVE PAYMENT
  ----------------------
  Total Principal and Interest Sources            44,237,707.86
  Investment Earnings in Trust Account                     0.00
  Cash Reserve in Trust Account                   (4,509,500.00)
  Servicer Fee (withheld)                         (1,277,785.35)
  O/C Release to Seller                                    0.00
                                                 ---------------
    PAYMENT DUE TO TRUST ACCOUNT                  38,450,422.51
                                                 ===============




                                                         Beginning               Ending           Principal        Principal per
                                                          Balance                Balance           Payment          $1000 Face
                                                    ------------------      --------------------------------------------------------
      NOTES & CERTIFICATES
      --------------------
      Class A-1  245,176,000.00  @   6.54%             245,176,000.00         211,900,316.90    33,275,683.10      135.7216167
      Class A-2  770,000,000.00  @   6.21%             770,000,000.00         770,000,000.00             0.00        0.0000000
      Class A-3  360,000,000.00  @   6.11%             360,000,000.00         360,000,000.00             0.00        0.0000000
      Class A-4  370,000,000.00  @   6.16%             370,000,000.00         370,000,000.00             0.00        0.0000000
      Certificates                                      58,624,000.00          58,624,000.00             0.00        0.0000000
                                                    -----------------       ---------------------------------
        Total Securities                             1,803,800,000.00       1,770,524,316.90    33,275,683.10
                                                    =================       =================================



                                                           Interest          Interest per
      NOTES & CERTIFICATES                                 Payment            $1000 Face
      --------------------                          ----------------------------------------
      Class A-1  245,176,000.00  @   6.54%                 801,725.52              3.2700000
      Class A-2  770,000,000.00  @   6.21%               2,258,025.00              2.9325000
      Class A-3  360,000,000.00  @   6.11%               1,038,700.00              2.8852778
      Class A-4  370,000,000.00  @   6.16%               1,076,288.89              2.9088889
      Certificates                                               0.00
                                                        -------------
        Total Securities                                 5,174,739.41
                                                        =============
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